UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2022

SP Plus Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-50796	16-1171179
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 E. Randolph Street, Suite 7700
Chicago, Illinois	60601-7702
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 312 274-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SP	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on November 15, 2022, SP Plus Corporation (the “Company”) announced several leadership changes, all of which will take effect January 1, 2023.

As part of these changes, Rob Toy will transition from his role as President of the Commercial Division to Executive Advisor to the Commercial Division. Chris Sherman will become President of the Commercial Division.

On December 29, 2022, the Company entered into an Amended and Restated Employment Agreement with Mr. Toy (the “Toy Agreement”). The Toy Agreement provides that the Company shall employ Mr. Toy as an executive advisor for an employment period beginning on January 1, 2023, and ending December 31, 2025.

The foregoing description of the Toy Agreement is qualified in its entirety by reference to the text of the Toy Amendment filed as Exhibit 10.1 and incorporated herein by reference.

In addition, John (Jack) Ricchiuto will transition from his role as President of the Airports Division to Executive Advisor to the Airports Division. Ritu Vig will become President of the Aviation Division.

On December 29, 2022, the Company entered into a fourth amendment to the employment agreement dated December 1, 2002, as amended, between the Company and Mr. Ricchiuto (the “Ricchiuto Amendment”) and a Consulting Agreement with Mr. Ricchiuto (the “Consulting Agreement”). The Ricchiuto Amendment provides that the Company shall employ Mr. Ricchiuto as an executive advisor for an employment period beginning on January 1, 2023, and ending December 31, 2023. The Consulting Agreement provides that the Company shall engage Mr. Ricchiuto as a consultant to the Company beginning on January 1, 2024.

The foregoing description of the Ricchiuto Amendment is qualified in its entirety by reference to the text of the Ricchiuto Amendment filed as Exhibit 10.2 and incorporated herein by reference. The foregoing description of the Consulting Agreement is qualified in its entirety by reference to the text of the Consulting Agreement filed as Exhibit 10.3 and incorporated herein by reference.

On December 28, 2022, the Company entered into a CEO Employment Agreement with G Marc Baumann (the “CEO Employment Agreement”). The CEO Employment Agreement supersedes Mr. Baumann’s previous employment agreement with the Company, dated June 1, 2019 (the “Prior Agreement”). Pursuant to the CEO Employment Agreement, Mr. Baumann will continue to serve as Chief Executive Officer of the Company under terms substantially similar to the terms of the Prior Agreement, including that Mr. Baumann will continue to receive a base salary of $800,000, except that the CEO Employment Agreement also provides that in the event his employment with the Company is terminated without “Cause” (as defined in the CEO Employment Agreement) or he terminates his employment for “Good Reason” (as defined in the CEO Employment Agreement) in the three months prior to or two years following a change in control of the Company, Mr. Baumann will receive the following payments and benefits: (i) 36-months base salary; (ii) 36-months target annual bonus; (iii) any bonus that was earned but unpaid as of the date employment was terminated; (iv) when vested, amounts due under outstanding equity awards; and (v) 18 months of welfare benefits continuation coverage for Mr. Baumann and his family.

The foregoing description of the CEO Employment Agreement is qualified in its entirety by reference to the text of the CEO Employment Agreement filed as Exhibit 10.4 and incorporated herein by reference.

On December 28, 2022, the Board of Directors (the “Board”) of the Company, upon the recommendation of the Compensation Committee of the Board, adopted the SP Plus Corporation Change in Control Severance Plan (the “Plan”). Under the Plan, Kristopher H. Roy, the Company’s Chief Financial Officer, and Robert A. Miles, the Company’s President, Bags, are designated as “Tier 1 Employees”. In the event Mr. Roy’s or Mr. Miles’ respective employment with the Company is terminated without “Cause” (as defined in the Plan) or either officer terminates his employment for “Good Reason” (as defined in the Plan) in the three months prior to or two years following a change in control of the Company, such officer will receive the following benefits: (i) 24 months base salary; (ii) 24-months target annual bonus; (iii) any bonus that was earned but unpaid as of the date employment was terminated; (iv) all accrued and unpaid expenses; and (v) 12 months of COBRA continuation coverage.

The foregoing description of the Plan is qualified in its entirety by reference to the text of the Plan filed as Exhibit 10.5 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement between SP Plus Corporation and Rob Toy, dated as of December 29, 2022

10.2	Fourth Amendment to Employment Agreement between SP Plus Corporation and John Ricchiuto, dated as of December 29, 2022

10.3	Consulting Agreement between SP Plus Corporation and John Ricchiuto, dated as of December 29, 2022

10.4	CEO Employment Agreement between SP Plus Corporation and G Marc Baumann, dated as of December 28, 2022

10.5	SP Plus Corporation Change in Control Severance Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SP PLUS CORPORATION

Date: December 29, 2022	By:	/s/ Ritu Vig
Ritu Vig
Chief Legal Officer and Secretary